                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934


                Date of Report (Date of Earliest Event Reported)
                                October 14, 2003


                         General Growth Properties, Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                  1-11656                 42-1283895
          --------                  -------                 ----------
      (State or other             (Commission            (I.R.S. Employer
      jurisdiction of             File Number)            Identification
       incorporation)                                         Number)


                  110 N. Wacker Drive, Chicago, Illinois 60606
               (Address of principal executive offices) (Zip Code)


                                 (312) 960-5000
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

On October 14, 2003, GGP Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), through an indirect subsidiary, acquired 100% of Sikes Senter, an enclosed mall in Wichita Falls, Texas. The interest in Sikes Senter was acquired from Sikes Coyote Mall, L.P., a Delaware limited partnership. General Growth Properties, Inc. (the "Company"), a Delaware corporation and the general partner of the Operating Partnership, holds an approximate 77% general partnership interest in the Operating Partnership. The purchase price was approximately $61 million, which was paid at closing with a five-year acquisition loan (assuming the exercise by the Company of all no-cost extension options) of approximately $41.5 million (bearing interest at a rate per annum of LIBOR plus 70 basis points), and the balance from cash on hand and borrowings under the Company's existing unsecured revolving credit facility. Sikes Senter opened in 1974 and was renovated and expanded in 2001. The mall contains approximately 675,000 square feet of gross leaseable area feet and is anchored by Dillard's, Dillard's Men's, JCPenney, and Sears. Sikes Senter is currently approximately 94% occupied.

On October 29, 2003, the Operating Partnership, through an indirect subsidiary, acquired 100% of The Maine Mall, an enclosed mall in Portland, Maine. The interest in The Maine Mall was acquired from Maine Associates, a Maine general partnership, and the aggregate consideration paid for The Maine Mall was approximately $270 million (subject to certain prorations and adjustments). The consideration was paid in the form of cash borrowed under the Company's existing unsecured revolving credit facility and an approximately $202.5 million short-term acquisition loan which initially bears interest at LIBOR plus 92 basis points. The loan requires monthly payments of interest only and matures in five years (assuming the exercise by the Company of all no-cost extension options). The Maine Mall opened in 1971 and was last renovated in 1993. It is a two-level mall containing approximately 1 million square feet of gross leaseable area. The Maine Mall is anchored by Best Buy, Filene's, JCPenney, Linens `n Things, Macy's and Sears and is currently approximately 98% occupied.

On October 31, 2003, the Operating Partnership, acquired a 100% interest in Glenbrook Square, an enclosed two-level mall located in Fort Wayne, Indiana. The interest in Glenbrook Square was acquired through a transfer agreement by and between Glenbrook Associates, an Indiana limited partnership; Lake County Trust Company, an Indiana Corporation as trustee for a land trust; GGP-Glenbrook L.L.C., a Delaware limited company and the Operating Partnership for approximately $219 million (subject to certain prorations and adjustments). The consideration was paid from cash on hand, including proceeds from refinancings of existing long-term debt and an approximately $164.25 million short-term acquisition loan which initially bears interest at LIBOR plus 80 basis points. The loan requires monthly payments of interest only and matures in five years (assuming the exercise by the Company of all no-cost extension options). Glenbrook Square opened in 1966 and was last renovated in 1998 with the addition of a department store and new food court. The mall, which is currently approximately 89% occupied, has approximately 1.2 million square feet and is anchored by L.S. Ayers, JCPenney, Marshall Field's, and Sears.



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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a), (b) The requisite financial information with respect to the acquisitions will be filed under cover of Form 8-K as soon as practicable, and in any event not later than 60 days after the date that this Form 8-K has been filed.

(c)  Exhibits

Not applicable


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              GENERAL GROWTH PROPERTIES, INC.


                                              By:   /s/  Bernard Freibaum
                                                    ----------------------------
                                                    Bernard Freibaum
                                                    Executive Vice President and
                                                    Chief Financial Officer

Date:  November 5, 2003